Exhibit 4.6

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

Shares Issuable Upon Exercise:

Warrant No.

WARRANT TO PURCHASE

SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK

Expires March 15, 2001

THIS CERTIFIES THAT, for value received,                      (hereinafter referred to as “Initial Holder,” and, along with any other registered holder of this Warrant, as “Holder”) is entitled to subscribe for and purchase                      (            ) shares of the fully paid and nonassessable shares of the Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Stock”), of ICAgen, Inc., a Delaware corporation (the “Company”), at a price of $2.75 per share. The shares issuable upon exercise of this Warrant, as adjusted pursuant to the provisions hereof, are referred to as the “Shares”. The purchase price of each Share and such other price as shall result, from time to time, from adjustments specified herein is herein referred to as the “Warrant Price,” subject to the provisions and upon the terms and condition hereinafter set forth.

1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time from and after March 15, 1997 (the “Exercise Commencement Date”) and prior to 5:00 p.m., March 15, 2001.

2. Method of Exercise.

(a) The purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by either, at the election of Holder hereof, (a) the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment in full to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased or (b) if in connection with a registered public offering of the Company’s securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by check or from the proceeds of the sale of shares to be sold by Holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Series D Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record Holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof as soon as possible and in any event within thirty days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as possible and in any event within such thirty-day period.

3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its stock to provide for the exercise of the right represented by this Warrant.

4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of stock issuable upon the exercise hereof. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers. In lieu of the foregoing, in the event of (i) any consolidation or merger of the Company with or into any other corporation, or (ii) any sale of all or substantially all of the assets of the Company, in either case in which the Company shall not be the continuing surviving entity and which results in a reclassification or change of outstanding securities issuable upon exercise of this Warrant, then the Company shall have the option to purchase this Warrant on the closing date of such event for cash or freely-tradable, unrestricted securities in an amount per share equal to the excess (if any) of the Market Value (as defined herein) of the Shares over the Warrant Price. The “Market Value” of each Share shall be defined as the amount determined by dividing the total consideration to be received by the Company or its shareholders in connection with such event by the number of shares of Common Stock then outstanding, assuming that all convertible securities of the Company have been converted into Common Stock. Any securities to be delivered to the Company or its security holders shall be valued as follows: Fair market value of the securities shall mean the average of the closing bid and asked prices of the securities quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the securities are listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value or if not so registered, then the fair market value as mutually agreed to by the Holder and the Board of Directors of the Company (or if they are unable to agree, as determined by a mutually agreed independent third party appraisal, whose fees shall be paid by the Company).

(b) Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

(c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, assuming that all convertible securities of the Company have been converted into Common Stock and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, assuming that all convertible securities of the Company have been converted into Common Stock, and the number of Shares subject to this Warrant shall be proportionately adjusted.

(d) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

(e) Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of the Warrant, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

5. Notice of Adjustments. Whenever the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

6. Fractional Share. No fractional shares of stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the then fair market value of the stock to be issued upon the exercise hereof.

7. Requirements for Transfer.

(a) The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

(b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer by the Initial Holder to (i) an officer or director of the Initial Holder, or (ii) a corporation or other entity in which an officer or director of the Initial Holder holds greater than a Seventy-Five percent (75%) ownership interest.

(c) This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

The foregoing legend may be removed from the certificates representing any Shares issued upon exercise hereof, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

8. Rights as Shareholders. No holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9. Incidental Registration.

(a) Whenever the Company proposes to register any of its Common Stock under the Securities Act for a public offering for cash, whether as a primary or secondary offering or pursuant to registration rights granted to holders of other securities of the Company (other than a registration relating to employee benefit plans or to a transaction under Rule 145 of the Securities Act), the Company shall, each such time, give the Warrantholder(s) advance written notice thereof. Upon the written request of the Warrantholder(s) within twenty (20) days after the Warrantholder’s receipt of such notice, the Company shall use its best efforts to cause to be included in such registration all of the shares of Common Stock issuable upon conversion of the Series D. Stock issued or issuable upon exercise of this Warrant (the “Registrable Securities”) which the Warrantholder(s) requests to be registered; provided, however, that the Warrantholder agrees to sell such Registrable Securities in the same manner and on the same terms and conditions as the other holders of Common Stock which the Company proposes to register.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Warrantholder(s) as a part of the written notice given pursuant to Section 9(a). In such event the right of the Warrantholder(s) to registration shall be conditioned upon the participation by such holder in such underwriting and the inclusion of the Registrable Securities of such holder in the underwriting to the extent provided herein. All Warrantholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 9, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Warrantholders and the other holders distributing their securities through such underwriting (other than holders participating as a result of demand registration rights), and the number of shares of Registrable Securities and such other securities that may be included in the registration and underwriting shall be allocated among all Warrantholders and such other holders thereof in proportion, as nearly as practicable, to the respective number of Registrable Securities or other securities entitled to inclusion in such registration held by the Warrantholder(s) and such other selling Shareholders participating in such underwriting. If any Holder or other holders disapprove of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

10. Expenses of Registration. All expenses incurred in connection with a registration pursuant to Section 9 of this Warrant (excluding underwriting commissions and discounts), including without limitation all registration and qualification fees, printing and accounting fees and reasonable fees and disbursements of counsel for the Company shall be borne by the Company.

11. Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this Warrant.

13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

14. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

16. Exchange of Warrants. Upon the surrender by Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Paragraph 8 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of stock called for on the face or faces of the Warrant or Warrants so surrendered.

17. Transfers, etc.

(a) The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Any Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

(b) Subject to the provisions of Paragraph 7 hereof this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B attached hereto) at the principal office of the Company.

(c) Until any transfer of the Warrant is made in the warrant register, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

18. Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.

ICAGEN, INC.
4222 Emperor Boulevard, Suite 460
Durham, North Carolina 27703

By:
P. Kay Wagoner, President and Chief Executive Officer

Date: March 15, 1997

EXHIBIT A

Notice of Exercise

To:

1. The undersigned hereby elects to purchase              shares of the Series D Convertible Preferred Stock of ICAgen, Inc. pursuant to the terms of the attached Warrant (Warrant No. 1), and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

Name	Address

(Signature)

(Date)

EXHIBIT A-1

Notice of Exercise

To:

1. Contingent upon and effective immediately prior to the closing (the “Closing”) of ICAgen, Inc.’s (the “Company’s”) public offering contemplated by the Registration Statement of Form S-            , filed                     , 19    , the undersigned hereby elects to purchase              shares of Series D Convertible Preferred Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant (Warrant No. 1).

2. Please deliver to the custodian for the selling shareholders a stock certificate representing such              shares.

3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $             or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Signature)

Date

EXHIBIT B

Assignment Form

FOR VALUE RECEIVED,                              hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Warrant No. 1) with respect to the number of shares of stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:	Signature:
Dated:	Witness:

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